Exhibit 99.1

FMC Corporation Announces Third Quarter Results

PHILADELPHIA, October 29, 2003—FMC Corporation (NYSE: FMC) today reported a net loss of $3.4 million for the third quarter of 2003, or $0.10 per share loss on a diluted basis, versus net income of $28.2 million in the third quarter of 2002, or $0.79 per diluted share. The net loss for the current quarter included charges of $20.2 million after-tax, or $0.57 per diluted share, relating primarily to the previously announced Astaris restructuring program, partially offset by the gain on the sale of real estate. Excluding these charges, earnings were $0.47 per diluted share for the third quarter of 2003. Third quarter revenue of $470.5 million was down 1 percent as compared with $476.6 million in the prior-year quarter.

According to William G. Walter, FMC chairman, president and chief executive officer: “We made steady progress on all our objectives. We delivered earnings before restructuring charges at the mid-point of our previous guidance of $0.45 to $0.50 per share despite the unfavorable impact on our Agricultural Products business of weak pest pressure in selected North American crop markets. We followed through on our commitment to take aggressive actions in Industrial Chemicals by obtaining the agreement of our joint venture partner and Astaris’ lenders to implement a significant restructuring plan in Astaris that should result in $40-50 million in total annual cost savings for the phosphorus chemicals venture once fully implemented. We are ahead of our cash flow objectives and expect to generate $30-40 million of free cash in 2003. In summary, while the external business environment remains challenging particularly in Industrial Chemicals, we continue to meet or exceed our commitments and expect to do so for the balance of the year.”

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Page 2 / FMC Announces Third Quarter Earnings

Revenue in Agricultural Products was $154.1 million, a decrease of 9 percent from the prior-year quarter. This decline was driven by lower sales in the North American crop business, where weak pest pressure in the corn mite and cotton worm markets resulted in lower insecticide volumes, and by an earlier decision to exit lower margin third party products in Brazil. These declines were partially offset by higher sales in the European crop market and favorable foreign currency translation. Segment earnings before interest and taxes (“segment earnings”) of $24.1 million were up 16 percent from the third quarter of 2002 due to a more profitable sales mix and more efficient plant operations.

Revenue in Specialty Chemicals was $125.6 million, an increase of 2 percent from the prior-year quarter. In the BioPolymer business, higher sales of microcrystalline cellulose into the pharmaceutical market and the favorable impact of foreign currency translation were partially offset by lower North American sales into the nutritional beverage market. In the lithium business, increased sales into the battery market were partially offset by weaker specialty organic sales into the pharmaceutical market. Segment earnings of $23.3 million were essentially flat with the third quarter of 2002.

Revenue in Industrial Chemicals was $192.0 million, an increase of 4 percent from the prior-year quarter. Foret drove the overall increase due to higher peroxygen volumes and selling prices and favorable foreign currency translation. In the alkali business, lower soda ash selling prices in export markets were largely offset by higher selling prices in caustic and bicarbonate. In the peroxygens business, decreased hydrogen peroxide volumes in the pulp market were partially offset by higher selling prices. Segment earnings of $7.9 million were down $12.4 million from the third quarter of 2002. Lower segment earnings were largely the result of weaker affiliate earnings from Astaris as well as higher manufacturing costs in the alkali business resulting from scheduled mine maintenance. Weaker affiliate earnings from Astaris were the result of the absence of a power resale contract as well as decreased selling prices due to competitive rivalry and excess phosphorus chemicals capacity.

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Corporate expense of $9.3 million was up from $8.6 million in the third quarter of 2002 due largely to higher insurance costs. Interest expense, net, was $23.0 million, up from $15.7 million in the prior-year period due to higher interest rates following the October 2002 refinancing. On September 30, 2003, gross consolidated debt was $1,083.8 million and debt, net of cash, was $793.3 million. For the quarter, depreciation and amortization was $31.3 million, and capital expenditures were $20.2 million.

Nine-Month Results

Revenue of $1,414.5 million was up 2 percent as compared with $1,393.2 million in the prior-year period. Net income of $20.2 million decreased from $56.4 million in the year-earlier period. Net income included charges of $20.2 million after-tax largely for restructuring within Industrial Chemicals in this year and $8.8 million after-tax for restructuring within Agricultural Products, Industrial Chemicals and Corporate in the prior year.

Revenue in Agricultural Products was $457.3 million, a decrease of 4 percent from the prior-year period. Lower North American sales resulting from weak pest pressure and distributor channel inventory reductions were partially offset by strong Latin American sales, particularly in herbicides. Segment earnings were $56.6 million, up 11 percent from the prior-year period due to improved product mix and lower production costs.

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Revenue in Specialty Chemicals was $391.3 million, an increase of 8 percent from the prior-year period. Higher BioPolymer and lithium sales into the pharmaceutical market, increased lithium sales into the battery market and the favorable impact of foreign currency translation were partially offset by lower BioPolymer sales in the nutritional beverage segment. Segment earnings were $77.7 million, an increase of 18 percent from the prior-year period due to higher sales, favorable foreign currency translation and improved productivity.

Revenue in Industrial Chemicals was $569.2 million, an increase of 2 percent from the prior-year period. Lower soda ash export prices and weaker hydrogen peroxide volumes in the pulp market were offset by favorable foreign currency translation at Foret. Segment earnings of $25.2 million were down $30.4 million from the prior-year period. Lower segment earnings were largely the result of weaker affiliate earnings from Astaris as well as lower alkali and peroxygen sales. Weaker affiliate earnings from Astaris were primarily the result of the absence of a power resale contract and decreased selling prices.

Corporate expense of $26.2 million was down slightly from $27.9 million in the prior-year period due primarily to the absence of transition costs associated with the spin-off of FMC Technologies, Inc. Interest expense, net, was $71.7 million, up from $48.1 million in the prior-year period. For the first nine months of 2003, depreciation and amortization was $92.7 million, and capital expenditures were $59.2 million.

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Outlook

Regarding outlook and guidance, Walter added: “We remain confident about the earnings outlook for the full year and expect fourth quarter earnings to be in the range of $0.65 to $0.70 per share before restructuring or other charges. Stronger Industrial Chemicals earnings and lower interest expense will drive the sequential improvement in fourth quarter earnings. Industrial Chemicals earnings will benefit from improved operating performance in the alkali business and lower costs at Astaris. Interest expense will improve following the retirement of FMC’s September 2003 bond maturities with restricted cash already on the balance sheet. We continue to believe that 2003 represents the low point of our earnings. For 2004, an improved outlook for Industrial Chemicals and lower interest expense, partially offset by continued cost escalation in energy, insurance and pensions, should result in 2004 earnings per share before restructuring and other charges at the low end of analysts’ current projections.”

Additional details on the FMC’s outlook and guidance can be found in the Outlook Statement available on the web at http://ir.fmc.com on the Conference Call page.

FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs approximately 5,500 people throughout the world. The company divides its businesses into three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

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Page 6 / FMC Announces Third Quarter Earnings

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2002 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC will conduct its third quarter conference call at 11:00 a.m. Eastern Standard Time (EST) on October 30, 2003. This event will be available live and as a replay on the web at http://ir.fmc.com.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue	$470.5	$476.6	$1,414.5	$1,393.2
Cost of sales or services	344.4	350.1	1,040.3	1,030.2
Selling, general and administrative expenses	57.2	55.7	174.3	171.2
Research and development expenses	20.1	19.4	62.2	60.4
Restructuring and other charges (gains)	(8.9)	—	(8.9)	14.4

Total costs and expenses	412.8	425.2	1,267.9	1,276.2

Income from operations	57.7	51.4	146.6	117.0
Equity in loss (earnings) of affiliates	48.8	(3.6)	57.5	(4.6)
Minority interests	0.4	1.0	1.5	2.1
Interest expense, net	23.0	15.7	71.7	48.1

Income (loss) from continuing operations before income taxes	(14.5)	38.3	15.9	71.4
Provision (benefit) for income taxes	(11.1)	10.1	(4.3)	15.0

Net income (loss)	$(3.4)	$28.2	$20.2	$56.4

Basic earnings (loss) per common share	$(0.10)	$0.80	$0.57	$1.71

Average number of shares used in basic earnings (loss) per share computations	35.2	35.1	35.2	33.0

Diluted earnings (loss) per common share	$(0.10)	$0.79	$0.57	$1.66

Average number of shares used in diluted earnings (loss) per share computations	35.2	35.9	35.6	33.9

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

EXCLUDING RESTRUCTURING AND OTHER CHARGES (GAINS) (NON-GAAP)*

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue	$470.5	$476.6	$1,414.5	$1,393.2
Cost of sales or services	344.4	350.1	1,040.3	1,030.2
Selling, general and administrative expenses	57.2	55.7	174.3	171.2
Research and development expenses	20.1	19.4	62.2	60.4

Total costs and expenses	421.7	425.2	1,276.8	1,261.8
Income from operations	48.8	51.4	137.7	131.4
Equity in loss (earnings) of affiliates	3.9	(3.6)	12.7	(4.6)
Minority interests	0.4	1.0	1.5	2.1
Interest expense, net	23.0	15.7	71.7	48.1

Income from continuing operations before income taxes, excluding restructuring and other charges (gains)	21.5	38.3	51.8	85.8
Provision for income taxes	4.7	10.1	11.5	20.6

After-tax income, excluding restructuring and other charges (gains)	$16.8	$28.2	$40.3	$65.2

Basic after-tax income per share, excluding restructuring and other charges (gains)	$0.48	$0.80	$1.14	$1.98

Average number of shares used in basic earnings per share computations	35.2	35.1	35.2	33.0

Diluted after-tax income per share, excluding restructuring and other charges (gains)	$0.47	$0.79	$1.13	$1.92

Average number of shares used in diluted earnings per share computations	35.6	35.9	35.6	33.9

*	The Company believes that the Non-GAAP financial measure “After-tax income, excluding restructuring and other charges (gains),” and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. The Company also believes that excluding the effect of restructuring and other charges from operating results allows management and investors to more easily compare the financial performance of its underlying businesses from period to period.

See attachment 3 of 6 for the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NET INCOME (GAAP) TO AFTER-TAX INCOME

EXCLUDING RESTRUCTURING AND OTHER CHARGES (GAINS) (NON-GAAP)

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net income (loss) (GAAP)	$(3.4)	$28.2	$20.2	$56.4
Restructuring and other charges (gains)	36.0	—	36.0	14.4
Tax effect of restructuring and other charges (gains)	(15.8)	—	(15.8)	(5.6)

After-tax income, excluding restructuring and and other charges (gains) (Non-GAAP)	$16.8	$28.2	$40.4	$65.2

Diluted after-tax income (loss) per share (GAAP)	$(0.10)	$0.79	$0.57	$1.66
Diluted restructuring and other charges (gains) per share	1.01	—	1.01	0.42
Diluted tax effect of restructuring and other charges (gains) per share	(0.44)	—	(0.44)	(0.17)

Diluted after-tax income per share, excluding restructuring and other charges (gains) (Non-GAAP)	$0.47	$0.79	$1.13	$1.92

Average number of shares used in diluted earnings per share computations	35.6	35.9	35.6	33.9

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

INDUSTRY SEGMENT DATA

(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue
Agricultural Products	$154.1	$169.1	$457.3	$474.0
Specialty Chemicals	125.6	123.1	391.3	363.5
Industrial Chemicals	192.0	184.0	569.2	559.1
Eliminations	(1.2)	0.4	(3.3)	(3.4)

	$470.5	$476.6	$1,414.5	$1,393.2

Income from continuing operations before income taxes
Agricultural Products	$24.1	$20.8	$56.6	$50.8
Specialty Chemicals	23.3	23.6	77.7	66.0
Industrial Chemicals	7.9	20.3	25.2	55.6

Segment operating profit	55.3	64.7	159.5	172.4
Corporate	(9.3)	(8.6)	(26.2)	(27.9)
Other expense, net	(0.2)	(0.2)	(5.4)	(5.6)

Operating profit from continuing operations before restructuring and other (charges) gains and interest expense, net and affiliate interest expense	45.8	55.9	127.9	138.9
Restructuring and other (charges) gains (a)	(36.0)	—	(36.0)	(14.4)
Interest expense, net	(23.0)	(15.7)	(71.7)	(48.1)
Affiliate interest expense (b)	(1.3)	(1.9)	(4.3)	(5.0)

Income (loss) from continuing operations before income taxes	$(14.5)	$38.3	$15.9	$71.4

(a)	Restructuring and other (charges) gains for the three months ended September 30, 2003 related to Industrial Chemicals ($31.2 million) and Specialty Chemicals ($4.8 million). Restructuring and other (charges) gains for the nine months ended September 30, 2002 related to Industrial Chemicals ($5.6 million), Agricultural Products ($2.4 million) and Corporate ($6.4 million).

(b)	FMC’s share of interest expense of the phosphorus joint venture. The equity in (earnings) loss of the phosphorus joint venture is included in Industrial Chemicals.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and preliminary, in millions)

	September 30, 2003	December 31, 2002
Cash and cash equivalents	$153.1	$89.6
Restricted cash	137.4	274.6
Trade receivables, net	432.5	462.2
Inventories	185.5	178.8
Other current assets	116.5	112.5
Deferred income taxes	57.9	58.0

Total current assets	1,082.9	1,175.7
Property, plant and equipment, net	1,074.7	1,075.5
Goodwill	144.4	129.7
Deferred income taxes	297.2	297.9
Other long-term assets	213.2	193.2

Total assets	$2,812.4	$2,872.0

Short-term debt	$25.7	$64.3
Current portion of long-term debt	24.0	166.8
Accounts payable, trade and other	229.6	286.5
Guarantees of vendor financing	42.5	18.2
Accrued pensions and other post-retirement benefits, current	15.8	14.8
Other current liabilities	412.1	324.0

Total current liabilities	749.7	874.6
Long-term debt	1,034.1	1,035.9
Long-term liabilities	526.2	555.5
Stockholders’ equity	502.4	406.0

Total liabilities and stockholders’ equity	$2,812.4	$2,872.0

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited and preliminary, in millions)

	Nine months ended September 30,
	2003	2002
Cash provided (required) by operating activities	$174.7	$71.9

Cash required by discontinued operations	(14.7)	(23.8)

Cash provided (required) by investing activities:
Capital spending	(59.2)	(50.9)
Financing commitments to Astaris	(47.5)	(27.8)
Other investing activities	19.5	11.8

	(87.2)	(66.9)

Cash provided (required) by financing activities:
Net borrowings under committed credit facilities	—	38.0
Decrease in short-term debt and commercial paper	(38.6)	(4.0)
Net decrease in restricted cash	137.2	—
Repayment of long-term debt, net of increased borrowings	(146.0)	(67.9)
Accounts receivable sold	—	(14.0)
Proceeds from equity offering	—	101.3
Other financing activities	25.0	(23.1)

	(22.4)	30.3

Effect of exchange rate changes on cash	13.1	2.4

Increase in cash and cash equivalents	63.5	13.9
Cash and cash equivalents, beginning of year	89.6	23.4

Cash and cash equivalents, end of period	$153.1	$37.3